UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2006
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808

(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
8125 North Hayden Road
Scottsdale, Arizona 85258-2463
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Medicis Pharmaceutical Corporation (“Medicis”) and Ipsen S.A. (“Ipsen”) today announced that they have jointly decided to extend to July 15, 2006 their deadline for entering into an agreement relating to the exclusive distribution and development rights of Ipsen’s Botulinum Toxin A product for the aesthetic market in Europe and subsequently in other territories. This deadline was initially set for April 15, 2006.
     As previously announced on March 20, 2006, Ipsen Ltd, a wholly owned subsidiary of Ipsen, and Aesthetica Ltd, a wholly owned subsidiary of Medicis, entered into an agreement whereby Ipsen Ltd. granted Aesthetica Ltd. rights to develop, distribute and commercialize Ipsen’s Botulinum Toxin A product in the United States, Canada and Japan for aesthetic use by physicians. The product is commonly referred to as Reloxin® in the U.S. aesthetic market and Dysport® for medical and aesthetic markets outside the U.S.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2006	By:	/s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr.
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer